UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On January 29th, 2018, Limoneira Company (the “Company”) entered into a Revolving Credit Facility Supplement (the “Supplement”) with Farm Credit West, PCA (“Lender”), which supplements the Master Loan Agreement, dated June 19, 2017, between the Company and Lender (the “Loan Agreement”). The Supplement amends, restates and replaces the Revolving Credit Facility Supplement entered into by Lender and the Company on June 19, 2017 (the “Prior Revolving Supplement”). The Loan Agreement, previously filed with the Securities and Exchange Commission by the Company on June 21, 2017 on Form 8-K, governs the terms of the Supplement.

The Supplement provides borrowing capacity of $75,000,000, compared to $60,000,000 provided under the Prior Revolving Supplement. For amounts outstanding under the Supplement interest will begin to be charged on the date the Lender disburses principal and will continue until the outstanding indebtedness under the Supplement is paid in full with interest. The initial interest rate in effect under the Supplement is 3.41% per annum, which rate will be automatically adjusted commencing February 1, 2018 and on the first day of each month thereafter. The interest rate for any amount outstanding under the Supplement will be based on the one month LIBOR rate plus an applicable margin. The applicable margin will range from 1.60% to 2.35% depending on the ratio of current assets plus the remaining available commitment divided by current liabilities. On July 1, 2018, and on each one year anniversary thereafter, the Company has the option to convert the interest rate in use under the Supplement from the preceding LIBOR-based calculation to a variable interest rate, or the reverse, as applicable. Any amounts outstanding under the Supplement are due and payable in full on July 1, 2022. The Company may prepay any amounts outstanding under the Supplement without penalty.

Any indebtedness under the Supplement, is secured by a first lien on certain of the Company’s agricultural properties in Tulare and Ventura counties in California and certain of the Company’s building fixtures and improvements and investments in mutual water companies associated with the pledged agricultural properties. The Loan Agreement includes customary default provisions that provide should an event of default occur, the Lender, at its option, may declare all or any portion of the indebtedness under the Loan Agreement to be immediately due and payable without demand, notice of non-payment, protest or prior recourse to collateral, and terminate or suspend the Company’s right to draw or request funds on any loan or line of credit.

The foregoing summary of the Supplement is qualified in its entirety by reference to the text of the Supplement, which is filed hereto as Exhibits 10.1 and incorporated herein by reference.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Revolving Credit Facility Supplement, dated January 29, 2018, between Limoneira Company and Farm Credit West, PCA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2018	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary